As filed with the Securities and Exchange Commission on March 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Digi International Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	41-1532464 (I.R.S. Employer Identification Number)
9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota 55343
(952) 912-3444
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer
Digi International Inc.
9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota 55343
(952) 912-3444
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Amy C. Seidel
Ryan R. Woessner
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000
From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. There are being registered hereunder such indeterminate number of shares of common stock as may be sold by the registrant from time to time. The proposed maximum offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS
DIGI INTERNATIONAL INC.
Common Stock

We may, from time to time, offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. The amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering. This prospectus may not be used to offer to sell any shares of common stock unless accompanied by a prospectus supplement.
Our common stock may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers; or through a combination of these methods. The names of any underwriter, dealer or agent involved in the sale of our common stock and their compensation will be described in an applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DGII.”
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 2, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.
This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.
We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement, or in any free writing prospectus that we may authorize in connection with an offering of our shares of common stock. No one is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
References in this prospectus to “Digi,” the “Company,” “we,” “us” and “our” refer to Digi International Inc., a Delaware corporation, together with our consolidated subsidiaries.
We have proprietary rights to several trademarks used in this prospectus which are important to our business. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

DIGI INTERNATIONAL INC.
We are a leading global provider of business and mission-critical Internet of Things, or IoT, connectivity products, services and solutions. We help our customers deploy, monitor and manage critical communications infrastructures that deliver important information in demanding environments with high levels of security and reliability. We have two reportable operating segments under applicable accounting standards: (i) IoT Products & Services; and (ii) IoT Solutions.
Our IoT Products & Services segment offers products and services that help original equipment manufacturers, enterprise and government customers create and deploy, secure IoT connectivity solutions. From embedded and wireless modules to console servers as well as enterprise and industrial routers, we provide a wide variety of communication sub-assemblies and finished products to meet our customers’ IoT communication requirements. In addition, this segment provides our customers with a device management platform and other professional services to enable customers to capture and manage data from devices connected to networks.
Our IoT Solutions segment offers wireless temperature and other condition-based monitoring services as well as employee task management services. These solutions are focused on the following vertical markets: food service, healthcare (primarily pharmacies) and supply chain. These solutions are marketed as SmartSense by Digi. We formed, expanded and enhanced the IoT Solutions segment primarily through four acquisitions.
We were incorporated in 1985 as a Minnesota corporation. We were reorganized as a Delaware corporation in 1989 in conjunction with our initial public offering. Our world headquarters is located at 9350 Excelsior Blvd., Suite 700, Hopkins, Minnesota 55343. The telephone number at our world headquarters is (952) 912-3444. Our website address is www.digi.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus, or any accompanying prospectus supplement or any document incorporated by reference herein or therein.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with an offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.
This prospectus contains, and the documents incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
We may distribute the common stock from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the common stock upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the common stock as a principal and may then resell the common stock at varying prices to be determined by the dealer.
We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of the common stock we are offering under this prospectus an option to purchase additional shares in connection with the distribution.
To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may indemnify the underwriters, agents or dealers who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

DESCRIPTION OF CAPITAL STOCK
The summary of the general terms and provisions of the capital stock of the Company set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated By-Laws of the Company, or the By-laws, each of which is attached as an exhibit to the registration statement of which this prospectus forms a part. For additional information, please read the Certificate of Incorporation, the By-laws and the applicable provisions of the General Corporation Law of Delaware, or the DGCL.
Authorized Capital
The Company is authorized to issue up to 60,000,000 shares of common stock, with a par value of  $0.01 per share, and 2,000,000 shares of preferred stock, with a par value of  $0.01, or the Preferred Stock. The Company’s Board of Directors, or the Board of Directors, has the power and authority to fix by resolution any designation, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption and conversion right with respect to the Preferred Stock.
Voting Rights
The holders of shares of the Company’s common stock are entitled to one vote per share on all matters voted upon by the Company’s stockholders. The Company’s common stock does not have cumulative voting rights, and, accordingly, holders of more than 50% of the outstanding shares of common stock will be able to elect all of the members of the Board of Directors. If the number of candidates exceeds the number of members to be elected to the Board of Directors, they may be elected by plurality vote. The following significant corporate transactions require approval by the affirmative vote of at least 80% of the outstanding shares entitled to vote, voting together as a single class: (i) Business Combinations with Interested Stockholders (as described below), (ii) amendments to Articles Fifth and Sixth of the Certificate of Incorporation and (iii) amendments to By-laws proposed by stockholders. Other matters to be voted upon by the holders of common stock normally require the affirmative vote of a majority of the shares present at the particular stockholders meeting. The holders of the Preferred Stock shall not be entitled to vote nor receive notice of any meeting of stockholders at which they are not entitled to vote unless the Board of Directors so provides.
Dividend Rights
After satisfaction of the dividend rights of holders of Preferred Stock, the holders of shares of the Company’s common stock are entitled to receive dividends, if any, in such amounts as may be declared from time to time by the Board of Directors in its discretion out of any funds legally available therefor and as permitted by the DGCL.
Liquidation Rights
In the event of the Company’s dissolution, liquidation or winding-up, the holders of shares of common stock are entitled to share ratably in any assets of the Company remaining after payment in full of creditors and preferred stockholders to the extent of any liquidation preferences.
No Preemptive Rights
There are no preemptive, subscription, conversion, redemption or sinking fund rights pertaining to the common stock. The absence of preemptive rights could result in a dilution of the interest of investors should additional common stock be issued.
Listing
Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “DGII.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services.

Anti-Takeover Provisions
The Certificate of Incorporation, the By-laws and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:
Business Combinations with Interested Stockholders
The Certificate of Incorporation provides that, in addition to any affirmative vote required by law or by the Certificate of Incorporation or the By-laws, (a) any merger or consolidation of the Company or any subsidiary with (i) any Interested Stockholder (a person who (i) is the beneficial owner of voting stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock; or (ii) is an affiliate or associate of the Company and at any time within the two-year period immediately prior to the date in questions was the beneficial owner of voting stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an affiliate or associate of an Interested Stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Stockholder (as defined below) or any affiliate or associate of any Interested Stockholder involving any assets or securities of the Company, any subsidiary or any Interested Stockholder or any affiliate or associate of any Interested Stockholder having an aggregate fair market value equal to or greater than 10% of the book value of the consolidated assets of the Company, (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any affiliate or associate of any Interested Stockholder, (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock, or any securities convertible into capital stock or into equity securities of any subsidiary, that is beneficially owned by any Interested Stockholder or any affiliate or associate of any Interested Stockholder, or (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d), shall require the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class. The foregoing restriction does not apply to (i) transactions approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the voting stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (any member of the Board of Directors, while such person is a member of the Board of Directors, who was a member of the Board of Directors prior to the time that the Interested Stockholder involved in the Business Combination (as defined below) in questions became an Interested Stockholder, and any member of the Board of Directors, whose election, or nomination for election by the Company’s stockholders, was approved by vote of a majority of the Continuing Directors; provided, however, that in no event shall an Interested Stockholder involved in the Business Combination in question or any affiliate, associate or representative of such Interested Stockholder be deemed to be a Continuing Director); or (ii) transactions in which all stockholders receive a specified consideration per share and such transaction meets the additional conditions set forth in Article Sixth of the Certificate of Incorporation. The affirmative vote of the holders of at least 80% percent or more of the voting stock of the Company, voting together as a single class, is required to amend or repeal this provision of the Certificate of Incorporation.
Delaware Anti-Takeover Law
In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a Business Combination with an Interested Stockholder for a three-year period following the time that this stockholder becomes an interested stockholder, unless the Business Combination is approved in a prescribed manner. A Business Combination includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the Interested Stockholder. An Interested Stockholder is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of Interested Stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a Business Combination between a corporation and an Interested Stockholder is prohibited for seven years unless it satisfies one of the following conditions:
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Before the stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

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Upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

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At or after the time the stockholder became an Interested Stockholder, the Business Combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate of Incorporation does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.
Special Meetings of Stockholders
The By-laws provide that a special meeting of stockholders may be called only by the Chairman or the Chief Executive Officer of the Company and shall be called by either such officer upon the written request of a majority of the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings.
Stockholder Action by Unanimous Written Consent
The Certificate of Incorporation provides that all stockholder action by written consent must be unanimous.
Advance Notice of Stockholder Business Proposals and Nominations
The By-laws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder that has delivered timely written notice in proper form to the Company’s secretary of the business or mailed to and received at the principal executive office of the Company to be brought before the meeting. These provisions could have the effect of delaying stockholder actions that may be favored by the holders of a majority of the Company’s outstanding voting securities until the next stockholder meeting, or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
Classified Board of Directors
The Certificate of Incorporation provides that directors will be divided into three classes and elected for staggered terms. At each annual meeting, approximately one third of the directors will be elected to serve a three-year term. Directors serving staggered terms can be removed from office only for cause.

Authority of the Board of Directors
The Board of Directors has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series of Preferred Stock and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval, and the right to fill vacancies of the Board of Directors (including a vacancy created by an increase in the size of the Board of Directors). Under the Certificate of Incorporation, the Board of Directors has the authority to adopt and change the By-laws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the By-laws, the action of the Board of Directors.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated herein by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any prospectus supplement are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus or prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the investor relations section of our website, which is located at www.digi.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (in each case, other than those documents or the portions of those documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 25, 2020;

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our definitive proxy statement on Schedule 14A, filed with the SEC on December 18, 2020 (solely with respect to the portions thereof incorporated by reference into our Annual Report on Form 10-K);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed with the SEC on February 5, 2021;

•
our Current Reports on Form 8-K filed with the SEC on October 14, 2020 and February 4, 2021; and

•
the description of our common stock contained in registration statements filed pursuant to the Exchange Act, including any amendments thereto or reports filed for the purposes of updating those descriptions.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.
You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:
Digi International Inc.
9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota 55343
Attention: Investor Relations
(952) 912-3444

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, payable by us in connection with the offering of securities being registered:
Amount
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Printing fees and expenses		**
Miscellaneous		**
Total	$	**

*
In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by the person, or Expenses, and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person, in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although the DGCL permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director or officer against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.
Article V of the By-laws and indemnification agreements with directors and officers of the Company provide for the broad indemnification of the directors and officers of the Company and for advancement of litigation Expenses to the fullest extent required or permitted by current Delaware law.
The Company maintains a director and officer liability insurance policy that reimburses the Company for Expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where the Company is unable to do so.

The Certificate of Incorporation eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the DGCL, or for any transaction from which a director derives an improper personal benefit.
Any underwriting agreement or distribution agreement that the Company may enter into may provide for indemnification by any underwriters or agents of the Company, its directors, its officers who sign the registration statement and the Company’s controlling persons for certain liabilities, including liabilities arising under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or the Company’s controlling persons, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended September 30, 1993).
4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 30, 2020).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkins, State of Minnesota, on March 2, 2021.
DIGI INTERNATIONAL INC.
By:
/s/ Ronald E. Konezny

Ronald E. Konezny
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James J. Loch and David H. Sampsell, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following individuals in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Ronald E. Konezny Ronald E. Konezny	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2021
/s/ James J. Loch James J. Loch	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2021
/s/ Satbir Khanuja Satbir Khanuja	Director	March 2, 2021
/s/ Christopher D. Heim Christopher D. Heim	Director	March 2, 2021
/s/ Hatem H. Naguib Hatem H. Naguib	Director	March 2, 2021
/s/ Sally J. Smith Sally J. Smith	Director	March 2, 2021
/s/ Spiro C. Lazarakis Spiro C. Lazarakis	Director	March 2, 2021